UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2014

GRIFFON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-06620	11-1893410
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

712 Fifth Avenue, 18th Floor
New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 957-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure

On February 12, 2014, Griffon Corporation (the “Company”) issued a press release announcing the commencement of an offering through a private placement, subject to market and other conditions, of $550 million in aggregate principal amount of senior notes due 2022. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Certain Information

Attached as Exhibit 99.2 hereto are selected portions of information from an offering memorandum that the Company expects to disclose to investors in connection with the private placement. These portions include, under the caption “Description of Other Indebtedness,” a summary of an anticipated amendment to the Company’s revolving credit facility as to which there is an agreement in principle with the required lenders. There can be no assurance that the placement will be completed as described in the offering memorandum or at all or that a definitive agreement with respect to the amendment to the revolving credit facility will be reached.

The information in Exhibit 99.2 is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01.     Financial Statements and Exhibits

(d)          Exhibits.

99.1	Press Release, dated February 12, 2014.

99.2	Selected portions of information from an offering memorandum that the Company expects to disclose to investors in connection with its private placement.

The information in Exhibit 99.2 is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFON CORPORATION

Date: February 12, 2014	By:	/s/ Seth L. Kaplan
Seth L. Kaplan
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press Release, dated February 12, 2014.
99.2	Selected portions of information from an offering memorandum that the Company expects to disclose to investors in connection with its private placement.